Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter 2023 Results

Date: August 8, 2023

Second Quarter Net Sales Increased 1% to $115 Million; Net Income Increased 6% to $7 Million; Adjusted EBITDA Increased 18% to $23 Million

First Half Net Sales Increased 5%; Net Income Increased 43%; Adjusted EBITDA Increased 15%

Company Updates 2023 Outlook

Littleton, CO. August 8, 2023 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the second quarter ended June 30, 2023 and updated its financial outlook for 2023.

Second quarter net sales increased 1% to $115 million, as strong growth from the Prepaid Debit segment was largely offset by a slight decline in the Debit and Credit segment. Net sales also benefited from the impact of price increases, which were primarily implemented in 2022. Net income increased 6% to $6.5 million and Adjusted EBITDA increased 18% to $23.3 million, driven by reduced operating expenses.

“I am pleased with our team’s ability to offset customer demand softness in parts of the market and challenging comparisons with last year’s second quarter to generate a solid increase in profitability,” said Scott Scheirman, President and Chief Executive Officer. “Although we have adjusted our sales outlook to reflect the near-term challenges, we are continuing to drive various initiatives to help achieve our profitability and cash flow targets for the year.”

The Company updated its full-year net sales outlook for 2023 to a range of flat to low single-digit growth and affirmed its outlook for mid-to-high single-digit Adjusted EBITDA growth, as well as its projections for Free Cash Flow to more than double and the year-end Net Leverage Ratio to improve to between 2.5x and 3.0x. The previous outlook for net sales was mid-single digit growth.

The sales outlook change reflects softness in customer demand in the Debit and Credit segment. The Company believes Debit and Credit segment sales are being negatively impacted by cautious spending and utilization of existing inventory by certain customers in the banking industry. The Company currently expects third quarter sales and Adjusted EBITDA to decline and expects to return to growth in the fourth quarter, as the market starts to improve and the impact of new sales initiatives takes hold.

Scheirman added, “We remain confident in the long-term secular trends for the U.S. market, supported by the reoccurring nature of the business, ongoing strong card issuance, and continued adoption of contactless and eco-focused cards. Our portfolio of innovative and high-quality end-to-end payment solutions and our strong customer service position us well to continue to gain share and grow the business.”

Based on figures released by the networks, Visa and Mastercard® U.S. debit and credit cards in circulation increased at a compound annual growth rate of 10% for the three-year period ending March 31, 2023.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and fintechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

2023 Business Highlights

●	A leading provider of eco-focused payment card solutions in the U.S. market, with approximately 100 million eco-focused cards since launch in late 2019.
●	A leading provider of Software-as-a-Service-based instant issuance solutions in the U.S., with nearly 15,000 Card@Once® installations across more than 2,000 financial institutions.
●	Financial position improvement, with the outstanding balance on the Company’s 8.625% Senior Secured Notes reduced by $15 million in the first half of the year through open market repurchases and a Net Leverage Ratio of 2.8x at June 30, 2023.

Second Quarter 2023 Financial Highlights

Net sales increased 1% year-over-year to $115 million in the second quarter of 2023.

●	Debit and Credit segment net sales decreased 1% to $93.2 million due to a decline in eco-focused contactless card sales, partially offset by increases from other contactless cards, contact cards, services related to card personalization and Card@Once® instant issuance solutions, and non-EMV® cards. Net sales benefited from the impact of price increases, which were primarily implemented in 2022. The decline in eco-focused card sales reflects comparisons with large orders in the second quarter of 2022, which contributed to a 29% increase in segment sales in the prior year period.
●	Prepaid Debit segment net sales increased 14% to $21.8 million, driven by growth with existing customers.

Second quarter gross profit increased 1% to $40.8 million and gross profit margin was 35.5%, which compared to 35.8% in the prior year second quarter.

Second quarter income from operations increased 16% to $17.5 million; net income increased 6% to $6.5 million, or $0.55 diluted earnings per share; and Adjusted EBITDA increased 18% to $23.3 million. Income from operations and Adjusted EBITDA growth were driven by reduced operating expenses. Net income growth was also impacted by a higher effective tax rate compared to prior year, partially offset by lower interest expense.

First Half 2023 Financial Highlights

Net sales increased 5% year-over-year to $235.8 million in the first half of 2023.

●	Debit and Credit segment net sales increased 5% to $195.2 million, driven by higher sales of contactless cards, services related to personalization and Card@Once® instant issuance solutions, and non-EMV® cards. Net sales benefited from the impact of pricing increases, which were primarily implemented in 2022.
●	Prepaid Debit segment net sales increased 6% to $41 million, driven by growth with existing customers.

First half gross profit increased 5% to $83.9 million and gross profit margin was 35.6%, which compared to 35.5% in the prior year.

First half income from operations increased 15% to $38.1 million; net income increased 43% to $17.4 million, or $1.46 diluted earnings per share; and Adjusted EBITDA increased 15% to $48.4 million. Income from operations and Adjusted EBITDA growth was driven by higher net sales and lower operating expenses, while net income growth also benefited from lower interest expense and a lower effective tax rate.

Balance Sheet, Liquidity and Cash Flow

The Company generated cash flow from operating activities of $10.3 million in the first half of the year, which compared to a usage of $8.1 million in the prior year period, and Free Cash Flow of $3.7 million, which compared to a usage of $16.3 million in the first half of 2022. The increase in cash generation compared to the prior year was driven by significant working capital improvement and strong net income growth.

As of June 30, 2023, cash and cash equivalents was $11.2 million. There were $270 million of 8.625% Senior Secured Notes due 2026 and $18 million of borrowings from the ABL revolving credit facility outstanding at quarter-end. The Company retired $15 million of notes during the first half, utilizing cash balances and revolving credit facility proceeds.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and return funds to stockholders.

“Our focus on operating expenses helped us generate strong profitability and cash flow generation in the first half of the year,” said Jeff Hochstadt, Chief Financial Officer of CPI. “In addition, we enhanced our financial position by improving net leverage and reducing interest expense through the ongoing retirement of senior notes.”

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on August 8, 2023 at 9:00 a.m. Eastern Time (ET) to review its second quarter results. To participate in the Company's conference call via telephone or online:

U.S. dial-in number (toll-free): 888-330-3573

International: 646-960-0677

Conference ID: 8062733

Webcast Link: CPI Q2 Webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until August 22, 2023 at:

U.S. dial-in number (toll free): 800-770-2030

International: 647-362-9199

Conference ID: 8062733

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense; restructuring and other charges, including severance and executive retention; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2023

We have provided Adjusted EBITDA expectations for 2023 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group is a payment technology company providing a comprehensive range of credit, debit, and prepaid card solutions, complementary digital solutions, and Software-as-a-Service (SaaS) instant issuance. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities—located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.CPIcardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; a deterioration in general economic conditions, including inflationary conditions and resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine conflict and with respect to single source suppliers, or the failure or inability of suppliers to comply with our code of conduct or contractual requirements, or political unrest in countries in which our suppliers operate, resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our status as an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting; our inability to recruit, retain and develop qualified personnel, including key personnel; the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; our inability to develop, introduce and commercialize new products; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; disruptions in production at one or more of our facilities; defects in our software; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our limited ability to raise capital; problems in production quality, materials and process; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses or unclaimed property, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects on the global economy of the ongoing military action by Russia in Ukraine; costs and potential liabilities associated with compliance or failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and six months ended June 30, 2023 and 2022

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2023 and December 31, 2022

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2023 and 2022

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2023 and 2022

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2023 and 2022

EXHIBIT A

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales:
Products	$63,946	$68,945	$139,736	$137,261
Services	51,014	44,363	96,076	87,471
Total net sales	114,960	113,308	235,812	224,732
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	41,308	43,055	87,288	86,149
Services (exclusive of depreciation and amortization shown below)	30,214	27,578	59,618	54,435
Depreciation and amortization	2,613	2,124	4,987	4,319
Total cost of sales	74,135	72,757	151,893	144,903
Gross profit	40,825	40,551	83,919	79,829
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	21,885	24,050	42,951	43,932
Depreciation and amortization	1,448	1,447	2,878	2,862
Total operating expenses	23,333	25,497	45,829	46,794
Income from operations	17,492	15,054	38,090	33,035
Other expense, net:
Interest, net	(6,740)	(7,146)	(13,521)	(15,011)
Other expense, net	(78)	(15)	(192)	(411)
Total other expense, net	(6,818)	(7,161)	(13,713)	(15,422)
Income before income taxes	10,674	7,893	24,377	17,613
Income tax expense	(4,151)	(1,742)	(6,981)	(5,460)
Net income	$6,523	$6,151	$17,396	$12,153

Basic and diluted earnings per share:
Basic earnings per share	$0.57	$0.55	$1.52	$1.08
Diluted earnings per share	$0.55	$0.52	$1.46	$1.04

Basic weighted-average shares outstanding	11,427,404	11,257,733	11,411,162	11,256,600
Diluted weighted-average shares outstanding	11,876,568	11,721,744	11,888,219	11,718,836

Comprehensive income:
Net income	$6,523	$6,151	$17,396	$12,153
Total comprehensive income	$6,523	$6,151	$17,396	$12,153

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$11,168	$11,037
Accounts receivable, net	75,291	80,583
Inventories, net	75,241	68,399
Prepaid expenses and other current assets	8,353	7,551
Total current assets	170,053	167,570
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	58,941	57,178
Intangible assets, net	16,054	17,988
Goodwill	47,150	47,150
Other assets	7,871	6,780
Total assets	$300,069	$296,666
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$22,570	$24,371
Accrued expenses	30,500	40,070
Deferred revenue and customer deposits	727	3,571
Total current liabilities	53,797	68,012
Long-term debt	284,416	285,522
Deferred income taxes	7,234	6,808
Other long-term liabilities	17,592	18,401
Total liabilities	363,039	378,743
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,430,245 and 11,390,355 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	11	11
Capital deficiency	(106,668)	(108,379)
Accumulated earnings	43,687	26,291
Total stockholders’ deficit	(62,970)	(82,077)
Total liabilities and stockholders’ deficit	$300,069	$296,666

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income	$17,396	$12,153
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	5,931	5,248
Amortization expense	1,934	1,933
Stock-based compensation expense	1,831	1,962
Amortization of debt issuance costs and debt discount	936	967
Loss on debt extinguishment	218	395
Deferred income taxes	426	305
Other, net	253	788
Changes in operating assets and liabilities:
Accounts receivable	5,287	(12,280)
Inventories	(7,351)	(17,853)
Prepaid expenses and other assets	(1,381)	(409)
Income taxes, net	(772)	256
Accounts payable	(1,758)	1,690
Accrued expenses and other liabilities	(9,784)	(2,955)
Deferred revenue and customer deposits	(2,844)	(348)
Cash provided by (used in) operating activities	10,322	(8,148)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(6,594)	(8,179)
Other	128	15
Cash used in investing activities	(6,466)	(8,164)
Financing activities
Principal payments on Senior Notes	(14,877)	(20,000)
Principal payments on ABL Revolver	—	(10,000)
Proceeds from ABL Revolver	13,000	35,000
Payments on debt extinguishment and other	(120)	(922)
Proceeds from finance lease financing	—	2,074
Payments on finance lease obligations	(1,739)	(1,435)
Cash (used in) provided by financing activities	(3,736)	4,717
Effect of exchange rates on cash	11	(37)
Net increase (decrease) in cash and cash equivalents	131	(11,632)
Cash and cash equivalents, beginning of period	11,037	20,683
Cash and cash equivalents, end of period	$11,168	$9,051
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$13,135	$13,985
Income taxes paid	$7,408	$5,746
Income taxes refunded	$(26)	$(449)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$168	$816
Financing leases	$2,169	$3,077
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$368	$3,110

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended June 30, 2023 and 2022
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Net sales by segment:
Debit and Credit	$93,194	$94,181	$(987)	(1.0)%
Prepaid Debit	21,821	19,214	2,607	13.6%
Eliminations	(55)	(87)	32	* %
Total	$114,960	$113,308	$1,652	1%
* Calculation not meaningful

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Net sales by segment:
Debit and Credit	$195,179	$186,196	$8,983	4.8%
Prepaid Debit	40,951	38,675	2,276	5.9%
Eliminations	(318)	(139)	(179)	* %
Total	$235,812	$224,732	$11,080	4.9%

Gross Profit
	Three Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$33,038	35.5%	$34,088	36.2%	$(1,050)	(3.1)%
Prepaid Debit	7,787	35.7%	6,463	33.6%	1,324	20.5%
Total	$40,825	35.5%	$40,551	35.8%	$274	0.7%

	Six Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$71,222	36.5%	$66,318	35.6%	$4,904	7.4%
Prepaid Debit	12,697	31.0%	13,511	34.9%	(814)	(6.0)%
Total	$83,919	35.6%	$79,829	35.5%	$4,090	5.1%

Income from Operations
	Three Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$25,081	26.9%	$25,319	26.9%	$(238)	(0.9)%
Prepaid Debit	7,628	35.0%	5,316	27.7%	2,312	43.5%
Other	(15,217)	* %	(15,581)	* %	364	(2.3)%
Total	$17,492	15.2%	$15,054	13.3%	$2,438	16.2%

	Six Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$55,107	28.2%	$49,429	26.5%	$5,678	11.5%
Prepaid Debit	11,305	27.6%	11,284	29.2%	21	0.2%
Other	(28,322)	* %	(27,678)	* %	(644)	2.3%
Total	$38,090	16.2%	$33,035	14.7%	$5,055	15.3%

EBITDA
	Three Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$27,455	29.5%	$27,273	29.0%	$182	0.7%
Prepaid Debit	8,333	38.2%	5,899	30.7%	2,434	41.3%
Other	(14,313)	* %	(14,562)	* %	249	(1.7)%
Total	$21,475	18.7%	$18,610	16.4%	$2,865	15.4%

	Six Months Ended June 30,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$59,647	30.6%	$53,367	28.7%	$6,280	11.8%
Prepaid Debit	12,634	30.9%	12,463	32.2%	171	1.4%
Other	(26,518)	* %	(26,025)	* %	(493)	1.9%
Total	$45,763	19.4%	$39,805	17.7%	$5,958	15.0%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended June 30, 2023
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$25,081	$7,628	$(15,217)	$17,492
Depreciation and amortization	2,353	704	1,004	4,061
Other income (expenses)	21	1	(100)	(78)
EBITDA	$27,455	$8,333	$(14,313)	$21,475

	Three Months Ended June 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$25,319	$5,316	$(15,581)	$15,054
Depreciation and amortization	1,950	584	1,037	3,571
Other income (expenses)	4	(1)	(18)	(15)
EBITDA	$27,273	$5,899	$(14,562)	$18,610

	Six Months Ended June 30, 2023
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$55,107	$11,305	$(28,322)	$38,090
Depreciation and amortization	4,514	1,328	2,023	7,865
Other income (expenses)	26	1	(219)	(192)
EBITDA	$59,647	$12,634	$(26,518)	$45,763

	Six Months Ended June 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$49,429	$11,284	$(27,678)	$33,035
Depreciation and amortization	3,931	1,182	2,068	7,181
Other income (expenses)	7	(3)	(415)	(411)
EBITDA	$53,367	$12,463	$(26,025)	$39,805

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA:
Net income	$6,523	$6,151	$17,396	$12,153
Interest, net	6,740	7,146	13,521	15,011
Income tax expense	4,151	1,742	6,981	5,460
Depreciation and amortization	4,061	3,571	7,865	7,181
EBITDA	$21,475	$18,610	$45,763	$39,805

Adjustments to EBITDA:
Stock-based compensation expense	$1,290	$1,001	$1,831	$1,962
Sales tax (benefit) expense (1)	(78)	64	35	52
Restructuring and other charges (2)	557	—	557	—
Loss on debt extinguishment (3)	99	—	218	395
Foreign currency (gain) loss	(21)	15	(26)	15
Subtotal of adjustments to EBITDA	$1,847	$1,080	$2,615	$2,424
Adjusted EBITDA	$23,322	$19,690	$48,378	$42,229
Net income margin (% of Net sales)	5.7%	5.4%	7.4%	5.4%
Net income growth (% Change 2023 vs. 2022)	6.0%		43.1%
Adjusted EBITDA margin (% of Net sales)	20.3%	17.4%	20.5%	18.8%
Adjusted EBITDA growth (% Change 2023 vs. 2022)	18.4%		14.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Free Cash Flow:
Cash provided by (used in) operating activities	$2,321	$7,813	$10,322	$(8,148)
Capital expenditures for plant, equipment and leasehold improvements	(2,449)	(5,025)	(6,594)	(8,179)
Free Cash Flow	$(128)	$2,788	$3,728	$(16,327)

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The 2023 amount represents accrued executive retention to be paid in 2024.
(3)	The Company redeemed a portion of the 8.625% Senior Secured Notes through the second quarters of 2023 and 2022 and expensed the associated portion of the unamortized deferred financing costs.

	Last Twelve Months Ended
	June 30,	December 31,
	2023	2022
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA:
Net income	$41,783	$36,540
Interest, net	28,126	29,616
Income tax expense	14,128	12,607
Depreciation and amortization	15,570	14,886
EBITDA	$99,607	$93,649

Adjustments to EBITDA:
Stock-based compensation expense	$3,348	$3,479
Sales tax expense(1)	1	18
Restructuring and other charges (2)	557	—
Loss on debt extinguishment (3)	297	474
Foreign currency loss	42	83
Subtotal of adjustments to EBITDA	$4,245	$4,054
LTM Adjusted EBITDA	$103,852	$97,703

	As of
	June 30,	December 31,
	2023	2022
Calculation of Net Leverage Ratio:
Senior Notes	$270,000	$285,000
ABL revolver	18,000	5,000
Finance lease obligations	11,121	10,697
Total debt	299,121	300,697
Less: Cash and cash equivalents	(11,168)	(11,037)
Total net debt (a)	$287,953	$289,660
LTM Adjusted EBITDA (b)	$103,852	$97,703
Net Leverage Ratio (a)/(b)	2.8	3.0